UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           August 31, 2011

                                 NORTHEAST BANCORP
(Exact Name of Registrant as Specified in its Charter)

Maine	1-14588	01-0425066
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Canal Street, Lewiston, Maine	04240
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(207) 786-3245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. Rule 13e-4(c)).

Item 2.01   Completion of Acquisition or Disposition of Assets.

On August 31, 2011, Northeast Bancorp announced that certain assets of its insurance division, Northeast Bank Insurance Group (“NBIG”), had been acquired by local agencies in two separate transactions, effective September 1, 2011. The Varney Agency, of Bangor, Maine, purchased the assets of nine NBIG insurance offices which cover Southern, Central, and Western Maine for $6.3 million. Brad Scott, previously a member of the NBIG’s senior management team, acquired for $3.4 million the assets of Spence and Mathews Insurance, which operates one insurance office in Berwick, Maine, and serves customers in Southern Maine and Seacoast New Hampshire. In each transaction, the assets sold consisted primarily of customer lists and other intangible assets. The formula for establishing the consideration to be paid for the assets sold was a multiple of revenues typical for transactions of this type. The agreed upon consideration based on this formula was consistent with bids received from non-affiliated parties.

Item 7.01   Regulation FD Disclosure

On August 31, 2011, Northeast Bancorp issued a press release concerning the sale of certain assets of its insurance division. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated August 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST BANCORP
Date: September 2, 2011	By:	/s/ Claire S. Bean
Claire S. Bean
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated August 31, 2011